CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 12, 2008
Date of Report
(Date of Earliest Event Reported)

JPAK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada		20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
People’s Republic of China
266401
(Address of principal executive offices (zip code))

(86-532) 84616387
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Bylaws

On August 12, 2008, our board of directors unanimously agreed, via written consent - pursuant to the power vested in the board under Section 2 of Article VIII of our Bylaws and Article VII of our Articles of Incorporation – to amend certain sections of our Bylaws.  Section 2 of Article IV of the Bylaws shall be amended to state:

“An annual meeting of the shareholders, commencing in the year 2008, shall be held as soon as practicable after the fiscal year end.  At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.”

Additionally, Section 9 of Article IV of the Bylaws shall be amended to allow for directors to be elected by a plurality of the votes cast at the election and to remove the provision for cumulative voting, which the Articles of Incorporation prohibit.

A copy of the Bylaws, as amended is attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                                         Description

3.1	Bylaws, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Jpak Group, Inc.

                                                                                    By:  /s/  Yijun Wang
                                                                                   Yijun Wang, CEO